Exhibit 99.2

DATED September 05, 2019

DEVELOPMENT SERVICES AND COMMERCIAL SUPPLY AGREEMENT

Between

NORBROOK LABORATORIES LIMITED

And

IMMUCELL CORPORATION

THIS DEVELOPMENT SERVICES AND COMMERCIAL SUPPLY AGREEMENT

is dated September 05 , 2019

PARTIES

1.	NORBROOK LABORATORIES LIMITED, a company incorporated and registered in Northern Ireland with company number NI007665 and whose registered office address is at Station Works, Camlough Road, Newry, Co Down, BT35 6JP, Northern Ireland (“NORBROOK”); and

2.	IMMUCELL CORPORATION, a corporation duly organised and existing under the laws of the State of Delaware, United States of America (USA) having its principal office at 56 Evergreen Drive, Portland, Maine 04103, USA (“IMMUCELL”).

BACKGROUND

A.	IMMUCELL owns DS (defined below) and wishes to provide the DS to NORBROOK for the purposes of obtaining from NORBROOK the Services on the terms set out in this Agreement.

B.	NORBROOK owns an FDA approved facility for filling sterile aqueous based intramammary preparations known as Filling Room B and wishes to provide the Services requested by IMMUCELL within Filling Room B.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

The definitions and rules of interpretation in this section apply in this Agreement:

1.1	Definitions:

Agreement: the terms and conditions of this agreement together with all of the Schedules to it.

Applicable Laws: means all applicable laws, statutes, regulations and codes from time to time in force.

Certificate of Analysis: a certificate in respect of each batch of the Products delivered to IMMUCELL containing the results of relevant control tests and certification that each batch conforms to the quality requirements of the product specification.

Commencement Date: the date of this Agreement.

CCIT: Container / Closure Integrity Test.

Confidential Information: all communications and all information whether written visual or oral and all other materials supplied to or obtained by a disclosing party or its Group (‘Disclosing Party’) to a receiving party or its Group (‘Receiving Party’) during the continuance of this agreement and all the information, recommendations or advice given to IMMUCELL by NORBROOK in pursuance of its duties under this Agreement and shall without limitation of the foregoing include any information from whatever source supplied to or obtained by the Disclosing Party concerning the trade secrets, customers, business associations and transactions, financial arrangements, and technical or commercial affairs of the Disclosing Party whether or not related to the Product.

Data Protection Legislation: means all legislation and regulatory requirements in force from time to time relating to the use of Personal Data and the privacy of electronic communications, including without limitation, (i) any data protection legislation from time to time in force in the UK including the Data Protection Act 2018 or any successor legislation, (for so long as and to the extent that the law of the European Union has legal effect in the UK) (ii) the General Data Protection Regulation ((EU) 2016/679) and (iii) any other directly applicable European Union regulation relating to privacy.

DP: Drug Product, which is DS filled into Primary Packaging.

DS: Drug Substance, which is the pharmacologically active ingredient used in the Product, namely a liquid concentrate Nisin, as more particularly specified in Schedule 1.

FDA: the Food and Drug Administration in the USA and its Center for Veterinary Medicine (‘CVM’)

Group: in relation to a Party which is a company, that Party, any subsidiary or holding company from time to time of that Party and any subsidiary from time to time of a holding company of that Party or any associated or affiliated company and “holding company” and “subsidiary” shall be as defined in section 1159 of the Companies Act 2006.

Marketing Authorisation: the relevant necessary marketing authorisations, approvals, consents, permissions and licences required to be given by a relevant Regulatory Authority to permit the lawful manufacture, supply, export, market and sale of the Product in the Territory.

Parties: NORBROOK and IMMUCELL and ‘Party’ shall be construed accordingly.

PCRs: Production Control Records.

Personal Data: has the meaning given to it in the Data Protection Legislation.

PQ: Performance Qualification.

Primary Packaging: Hubert De Backer syringe comprised of the barrel, cap and plunger, assembled with Datwyler stopper meeting the specifications set forth in Schedule 1.

Product: a novel intramammary product using the DS for use in the treatment of mastitis, to be marketed and sold under the Trade Mark, as more particularly described in the Specifications at Schedule 1.

Quality & Technical Agreement or QTA: the separate agreement setting out the responsibilities of the Parties relating to the manufacture, control, analysis and release of the Products, as attached at Schedule 4.

Regulatory Authority: the FDA or the relevant statutory or governmental body responsible for granting any approvals, registrations or licences which are necessary to be obtained for the importation, promotion, distribution, marketing, use or sale of the Product in any area within the Territory.

Services: the services NORBROOK is instructed to do by IMMUCELL set out in Schedule 2 of this Agreement.

Territory: United States of America.

Trade Mark: the registered trade mark and brand name of the Product, namely Re-Tain™, or such alternate trade mark and brand name as required.

VA Process: the Vendor Approval Process detailed in Action 1 in Schedule 2 below relating to syringes supplied by Hubert De Backer.

Validation Protocol: a written plan describing the process to be validated.

Validation Report: a document that summarizes all validation results gathered in accordance with corresponding Validation Protocol.

VAT: value added tax chargeable (or any equivalent sales tax chargeable in addition or in substitution) on the price of all goods and/or any services supplied under this Agreement.

VMF: Veterinary Master File.

1.2	Section, schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.4	The background and the Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the background and the Schedules.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.6	A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.7	A reference to writing or written includes e-mail and where email is concerned means a .pdf file attachment to an email message.

1.8	Where the words include(s), including or in particular are used in this Agreement, they are deemed to have the words without limitation following them. Where the context permits, the words other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.9	Any obligation in this Agreement on a person not to do something includes an obligation not to agree, allow, permit or acquiesce to that thing being done.

1.10	References to sections are to the sections of this Agreement. References to paragraphs are to paragraphs of the relevant Schedule.

2.	RESPONSIBILITIES

2.1	NORBROOK shall use diligent, commercially reasonable efforts to complete the Services in accordance with this Agreement and subject to IMMUCELL performing its duties (where and to the extent applicable) detailed in Schedule 2 of this Agreement. Each Party acknowledges that this Agreement provides for the carrying out of development work and accordingly specific results cannot be guaranteed.

2.2	Each Party shall carry out its obligations under this Agreement in accordance with all applicable laws, rules and regulations in the country or countries in which those obligations are being performed.

2.3	NORBROOK shall not provide any other services other than as set forth in Schedule 2 of this Agreement.

2.4	Title to the DP shall remain with IMMUCELL. If the DS (or any portion thereof) is not used by NORBROOK for the Services, NORBROOK will, at IMMUCELL’s request and cost, either return or destroy the DS in accordance with IMMUCELL’s instructions.

2.5	Attached hereto as Schedule 7 is IMMUCELL’s non-binding forecast of DP orders for the term. For the avoidance of doubt, NORBROOK is not obliged to accept any orders that (together with other prior orders that have been accepted and filled hereunder) would cause the total quantity of DP supplied by NORBROOK hereunder to exceed the aggregate total set forth in Schedule 7. IMMUCELL shall deliver to NORBROOK binding purchase orders for DP with delivery date(s) no earlier than ninety (90) days following the date of such order. Purchase orders hereunder for DP intended for commercial sale by IMMUCELL shall be for quantities of not less than 22,000 units (the estimated DP yield from 250 litres of DS). The minimum order quantities for engineering batches and registration batches shall be as set forth in Schedule 2. NORBROOK shall allocate, reserve and provide for sufficient facility capacity and other resources in order to fulfill such binding purchase orders in accordance with the terms of this Agreement. The parties agree that IMMUCELL may submit the purchase orders for DP hereunder at any time on or prior to the last day of the Term, provided that the designated date for delivery of such DP may not be sooner than ninety (90) days following the date of any such purchase order, and provided that any such purchase orders having a delivery date subsequent to the end of the term of this Agreement may not call for a delivery date later than June 30, 2022.

2.6	NORBROOK agrees that during the Term it will not assemble, complete, manufacture or otherwise provide services, directly or indirectly with respect to or involving the DS to any person or entity other than IMMUCELL. Such restriction shall continue in effect for two (2) years following the termination or expiration of this Agreement, other than a termination resulting from a breach by IMMUCELL of its obligations hereunder.

2.7	The parties shall exercise diligent, good faith efforts throughout the term of this Agreement to cause Hubert De Backer to (a) supply Primary Packaging meeting the specifications set forth in Schedule 1 as necessary in order for NORBROOK to supply DP to IMMUCELL hereunder in accordance with binding purchase orders submitted by IMMUCELL and in accordance with this Agreement.

2.8	Prior to receipt of the Marketing Authorisation, any DP manufactured hereunder for commercial sale shall, at IMMUCELL’s request, be retained by NORBROOK and stored in suitable refrigerated storage facilities on NORBROOK’s premises (for which storage NORBROOK shall be compensated by IMMUCELL at a rate of £5 per pallet per week payable monthly in arrears within thirty (30) days of receipt by IMMUCELL of NORBROOK’s invoice therefor), and such units of DP shall be labelled by NORBROOK only after receipt of the Marketing Authorisation and in accordance with instructions provided by IMMUCELL. IMMUCELL shall pay NORBROOK the full purchase price of such DP upon completion (excluding labelling), and upon labelling of such DP, delivery of such DP shall be made by NORBROOK to IMMUCELL as provided in Schedule 3.

2.9	IMMUCELL agrees that it will not make reference to Norbrook Laboratories Limited in any SEC communication or press release, except as required by law or regulation, without the prior written consent from NORBROOK.

3.	PAYMENTS

3.1.	Service payments; Deficit Payments:

3.1.1.	In consideration of NORBROOK providing the Services, IMMUCELL shall pay to NORBROOK the amounts described in Schedule 3, in accordance with the provisions of that Schedule, plus the other costs and expenses set forth or described on Schedule 3. Invoices to IMMUCELL shall be marked for the attention of Michael Brigham and sent to the address of IMMUCELL set out at the head of this Agreement, or to such other person or address as IMMUCELL may notify to NORBROOK from time to time.

3.1.2.	In the event that, other than due to (a) NORBROOK’s failure to deliver DP pursuant to the terms of this Agreement despite having been timely provided with adequate quantities of DS and Primary Packaging as provided in this Agreement, (b) breach of this Agreement by NORBROOK, or (c) Force Majeure, IMMUCELL cancels (in whole or in part) a binding purchase order previously submitted as provided in Section 2.5, IMMUCELL shall pay to NORBROOK a deficit payment of $0.625 per unit cancelled; provided, however, that if such cancellation occurs after NORBROOK has begun to fill the Primary Packaging with DS for such order, IMMUCELL shall be liable for the full purchase price of such order (and may, at its option, accept delivery of such DP when complete).

3.2.	Payment terms

3.2.1.	Payment shall be made by IMMUCELL within 30 days of receipt of an invoice from NORBROOK. All sums due under this Agreement:

(a)	shall be paid by the due date, failing which NORBROOK may charge interest on any outstanding amount on a daily basis at a rate equivalent to 4% above the Bank of England, base lending rate then in force;

(b)	are exclusive of VAT which (if and when applicable) will be paid by IMMUCELL to NORBROOK in addition; and

(c)	shall be made without deduction of income tax or other taxes charges or duties that may be imposed, except in so far as IMMUCELL is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, to avoid deducting such taxes and to obtain double taxation relief. If IMMUCELL is required to make any such deduction it shall provide NORBROOK with such certificates or other documents as it can reasonably obtain to enable NORBROOK to obtain appropriate relief from double taxation of the payment in question.

4.	INTELLECTUAL PROPERTY

4.1.	It is agreed that all rights to the Trade Mark and to any trade or brand name and design used by IMMUCELL in respect of the DP are and shall remain the exclusive property of IMMUCELL.

4.2.	Any information, data, invention, copyright, information or any other intellectual property arising out of or generated from the Services (the ‘Results’) shall be the sole property of IMMUCELL and NORBROOK shall not use the Results for any reason whatsoever except for in connection with the manufacture of the DP under this Agreement.

4.3.	For the purposes of Section 5 (Confidentiality) the Results shall be deemed to be ‘Confidential Information’ to be protected under Section 5 and the Parties shall take all reasonably practical measures to secure data and maintain the confidentiality of any such data obtained from the Services.

4.4.	IMMUCELL indemnifies and shall keep NORBROOK indemnified against all proceedings, costs (including legal costs), liabilities, injury, loss or damage arising out of any third party claims (whether successful or unsuccessful) relating to ownership of any industrial or intellectual property rights relating to the Product and the Trade Mark and any trade or brand name or design used by IMMUCELL in respect of the Product.

5.	CONFIDENTIAL INFORMATION

5.1.	Each Party shall:

5.1.1.	maintain in confidence any Confidential Information provided to it directly or indirectly by the other Party under, or in anticipation of, this Agreement or any prior agreement between the Parties, taking such reasonable security measures as it takes to protect its own Confidential Information and trade secrets;

5.1.2.	use the same only for the purposes of fulfilling its obligations under this Agreement and for the marketing and sale of the Product or, in the case of IMMUCELL, arranging for alternative services following the termination or expiry of this Agreement; and

5.1.3.	not disclose the same to any other person, other than to employees, consultants, licensees, potential licensees, potential acquirors, investors and lenders, and vendors and services providers involved in the development of IMMUCELL’s own production facilities in anticipation of the termination or expiry of this Agreement, who (in each case) have accepted obligations of confidentiality and non-use equivalent to the provisions of this Section 5 and who need to have access to such information or materials in connection with the performance of this Agreement or such activities relating to periods following the termination or expiry of this Agreement.

5.2.	The obligations set out in Section 5.1 shall not apply to any information or materials which the Party receiving the same (Receiving Party) can prove by written records:

5.2.1.	was already the Receiving Party’s property or lawfully in its possession prior to receiving it from the other Party;

5.2.2.	was already in the public domain when it was provided by the other Party;

5.2.3.	subsequently enters the public domain through no fault of the Receiving Party;

5.2.4.	is received from a third party who has the lawful right to provide it to the Receiving Party without imposing obligations of confidentiality;

5.2.5.	is being disclosed to a government agency for review in connection with an application by a Party for the testing or commercialisation of the DP. However, such disclosures shall be made in confidence wherever such agency’s procedures permit it to receive such information in confidence;

5.2.6.	is required to be disclosed by an order of any court of competent jurisdiction or governmental authority, or by the requirements of any stock exchange on which the shares of the Receiving Party are listed or are to be listed, PROVIDED that reasonable efforts shall be used by the Receiving Party to secure a protective order or equivalent over such information and PROVIDED further that the other Party shall be informed as soon as possible and be given an opportunity, if time permits, to make appropriate representations to such court, authority or stock exchange to attempt to secure that the information is kept confidential; or

5.2.7.	is contained in a patent application and the patent application or patent has been published by the relevant Patent Office.

5.3.	The provisions of this Section 5 shall survive any termination of this Agreement.

5.4.	Upon termination of this Agreement, if requested, the Receiving Party shall return to the other Party all documents, and copies thereof, containing the other Party’s Confidential Information. However, the Receiving Party may retain one copy of such documents in a secure location solely for the purpose of determining its obligations hereunder, to comply with any applicable regulatory requirements (subject to Section 5.2.6), for the purposes permitted by Sections 5.1.2 or 5.1.3, or to defend against product liability claims (subject to Section 5.2.6).

6.	WARRANTIES, LIABILITIES AND INDEMNITIES

6.1.	Development work

6.1.1.	It is acknowledged and agreed that this Agreement provides for the carrying out of development work and the outcomes including but not limited to the compatibility of the Primary Packaging and successful media fill simulations on the Inova line in Filling Room B have not been established. Accordingly, specific results cannot be guaranteed and any results, materials, information or intellectual property (together Delivered Items) provided under this Agreement are provided ‘as is’ and without any express or implied warranties, representations or undertakings.

6.1.2.	NORBROOK represents and warrants to IMMUCELL that (a) NORBROOK has all permits, licenses, approvals and consents necessary in order for it to perform all of its obligations under this Agreement (and covenants and agrees to use commercially reasonable efforts to maintain all of the foregoing in effect throughout the term of this Agreement), and (b) so far as it is aware, the execution, delivery and performance by NORBROOK of this Agreement do not and will not conflict with or violate any law or regulation applicable to NORBROOK or any agreement to which it is a party.

6.2.	No other warranties

6.2.1.	Each of the Parties acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

6.3.	Limitation of liability

6.3.1.	To the extent permitted by law, and in circumstances where NORBROOK has not effectively excluded liability to IMMUCELL under or in connection with this Agreement, the maximum limit of NORBROOK’s liability to IMMUCELL, whether in contract, tort, negligence, breach of statutory duty or otherwise shall be limited to the total amount received by NORBROOK from IMMUCELL in connection with the Services. This Section 6.3.1 shall not apply with respect to NORBROOK’s obligations under Sections 7.3 whereby NORBROOK’S liability shall be limited to the supply of replacement product and 7.8 hereof.

6.3.2.	In the event NORBROOK fails to deliver DP on the delivery schedule established in accordance with this Agreement, NORBROOK shall (a) deliver such DP as promptly as practicable (unless IMMUCELL has elected to obtain such DP otherwise and has so notified NORBROOK in writing, in which event NORBROOK shall not assemble or ship such DP to IMMUCELL and IMMUCELL shall not be liable to NORBROOK for any Deficit Payment related to such DP not purchased from NORBROOK).

6.4.	Indirect and consequential losses

6.4.1.	Notwithstanding any other provision of this Agreement, neither Party shall be liable to the other Party in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by that other Party of an indirect or consequential nature including without limitation any economic loss or other loss of turnover, profits, business or goodwill.

7.	QUALITY CONTROL

7.1.	NORBROOK shall, not later than ten (10) days following delivery of the related DP, forward to IMMUCELL a Certificate of Analysis in respect of each batch of the DP delivered to IMMUCELL.

7.2.	NORBROOK shall:

7.2.1.	retain samples of each batch of the DP manufactured by it in order to complete all testing;

7.2.2.	store such samples duly sealed until one (1) year after the relevant expiry date; and

7.2.3.	make a record of each batch of the DP formulated and supplied to IMMUCELL which record shall remain filed for one (1) year after the expiry date of the relevant batch of the DP.

7.3.	Where tests on a batch of the finished goods supplied under this Agreement carried out at IMMUCELL’s laboratory shows that the quality of that batch of DP does not meet the agreed Specifications or does not meet the applicable terms of the Marketing Authorisation (once issued), IMMUCELL may reject such batch which NORBROOK shall replace free of charge (and with shipping paid in full by NORBROOK) with DP acceptable to IMMUCELL to be delivered to IMMUCELL within ninety (90) days, subject to sufficient DS, Packaging Material and Excipients being available, and NORBROOK shall bear the cost of replacing the raw materials and other components included in the rejected DP subject to receipt of evidence of such costs received from IMMUCELL.

7.4.	If NORBROOK disagrees with IMMUCELL’s determination with respect to such DP conformity to Specifications and the Marketing Authorisation, (which shall apply only following the issuance of the Marketing Authorisation) NORBROOK may have the sealed samples held by NORBROOK for IMMUCELL in respect of that particular batch of the DP tested by an independent laboratory that is qualified to test Nisin, as mutually agreed between the Parties, whose analysis results shall be final and binding. In the event such arbitral analysis shows the relevant batch did comply with the agreed Specifications as set out in the relevant Certificate of Analysis, IMMUCELL shall reimburse NORBROOK for the additional costs incurred by NORBROOK. The costs incidental to such arbitral analysis shall be borne by IMMUCELL if the independent analysis confirms the validity of NORBROOK’s certificate and shall be borne by NORBROOK if the batch is confirmed to be outside the agreed Specifications as set out in the relevant Certificate of Analysis. IMMUCELL shall carry out all tests on the delivered DP within one month of its receipt of the applicable Certificate of Analysis (time being of the essence) to satisfy compliance with the Certificate of Analysis. No query or complaint in respect of NORBROOK’s determination as to DP compliance with the Specifications shall be considered by NORBROOK after such period has elapsed (except as provided in Sections 7.5 – 7.8 hereof).

7.5.	In the event that either Party has reason to believe that one or more batches of the DP should be recalled or withdrawn, such Party shall immediately notify the other Party in writing and the Parties shall consult with each other to determine if any DP shall be recalled or withdrawn. IMMUCELL shall be responsible for sending a formal notification to the relevant Regulatory Authority with a copy to NORBROOK. Each Party shall provide the other with any reasonable assistance that might be required for the said purpose of notification.

7.6.	IMMUCELL shall maintain a batch tracing and recall system which will enable it to identify, with minimum delay and where possible, customers within the Territory or any other market who have been supplied with any particular batch of the DP and where possible to assist with recall of such DP if necessary.

7.7.	IMMUCELL undertakes to be solely responsible, at its sole cost and expense, for any recall of the DP at any time required because of a negligent act or omission of IMMUCELL or its subcontractors (other than NORBROOK) in fulfilling its legal or regulatory responsibilities or in their handling, storage or distribution of the DP and to accept any liability arising in respect of the DP recall except to the extent that such liability arises from the manufacture of the DP by NORBROOK.

7.8.	Save as otherwise provided under Section 7.7 above, NORBROOK undertakes to be solely responsible at its sole cost for any recall or withdrawal arising directly from the manufacture by NORBROOK of the DP.

8.	DURATION AND TERMINATION

8.1.	Commencement and termination by expiry

8.1.1.	This Agreement shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this Section 8, shall continue in force until 31 December 2021 and (subject to Section 2.5) on such date this Agreement shall terminate automatically by expiry.

8.2.	Early termination

8.2.1.	Either Party may terminate this Agreement at any time by notice in writing to the other Party (Other Party), such notice to take effect as specified in the notice:

a)	if the Other Party is in breach of this Agreement and, in the case of a breach capable of remedy within 90 days, the breach is not remedied within 90 days of the Other Party receiving notice specifying the breach and requiring its remedy; or

b)	if the Other Party becomes insolvent, or if an order is made or a resolution is passed for the winding up of the Other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed in respect of the whole or any part of the Other Party’s assets or business, or if the Other Party makes any composition with its creditors or takes or suffers any similar or analogous action in consequence of debt.

8.3.	Consequences of termination

8.3.1.	Upon termination of this Agreement for any reason:

a)	the provisions of Section 5 Confidentiality shall continue in force; and

b)	subject as provided in this Section 8.3, and except in respect of any accrued rights, neither party shall be under any further obligation to the other.

9.	COMPLIANCE WITH LAWS AND POLICIES AND DATA PROTECTION

9.1	In performing its obligations under this Agreement both Parties:

(a)	shall comply with the Applicable Laws, including in particular all applicable anti-slavery and human trafficking and anti-bribery and anti-corruption laws, statutes, regulations and codes from time to time in force including but not limited to the Bribery Act 2010 and the Modern Slavery Act 2015;

(b)	will inform the other Party as soon as it becomes aware of any changes in the Applicable Laws; and

(c)	shall comply with the policies listed in Schedule 5 (Mandatory Policies) and/or IMMUCELL shall have and maintain throughout the course of this Agreement its own policies and procedures to ensure such compliance.

9.2	Either Party shall notify the other as soon as it becomes aware of:

(a)	any breach, or potential breach, of the Applicable Laws; and

(b)	any breach or potential breach of the Mandatory Policies or its own policies and procedures which ensure its compliance with the Mandatory Policies.

9.3	Without prejudice to Section 9.1 IMMUCELL shall ensure that any person associated with IMMUCELL who is performing services or providing goods in connection with this Agreement does so only on the basis of a written contract which imposes on and secures from such persons terms equivalent to those imposed on IMMUCELL in this Section 9 (Relevant Terms). IMMUCELL shall in any circumstances be responsible for the observance and performance by such persons of the Relevant Terms and shall in any circumstances be directly liable to NORBROOK for any breach by such persons of any of the Relevant Terms.

9.4	The Parties agree that they will at all times comply with all applicable Data Protection Legislation in relation to any Personal Data that may be provided by one Party to the other in the performance of this Agreement and the provisions of Schedule 6 (Data Protection and Data Processing) shall apply in respect of any such Personal Data.

10.	NOTICES

10.1.	A notice given to a Party under or in connection with this Agreement:

(a)	shall be signed by or on behalf of the Party giving it;

(b)	shall be sent for the attention of the person, at the address or email address specified in this section (or to such other address, email address or person as that Party may notify to the other, in accordance with the provisions of this section); and

(c)	shall be:

(i)	delivered personally;

(ii)	sent by commercial courier;

(iii)	sent by email (as a .pdf file attachment to an email message);

(iv)	sent by pre-paid first-class post or recorded delivery; or

(v)	sent by airmail requiring signature on delivery.

10.2.	The addresses for service of a notice are as follows:

10.2.1.	IMMUCELL:

a)	address: 56 Evergreen Drive, Portland, Maine 04103, USA

b)	for the attention of: President and CEO

c)	email: mbrigham@immucell.com

10.2.2.	NORBROOK:

a)	address: Legal Department, NORBROOK Laboratories Limited, Newry, Co Down, Northern Ireland BT35 6QQ

b)	for the attention of: Director of Legal Affairs c) email: legal@norbrook.co.uk

10.3.	If a notice has been properly sent or delivered in accordance with this section, it will be deemed to have been received as follows:

10.3.1.	if delivered personally, at the time of delivery;

10.3.2.	if delivered by commercial courier, at the time of signature of the courier’s receipt;

10.3.3.	if sent by email, one Business Day after the email is sent;

10.3.4.	if sent by pre-paid first-class post or recorded delivery, at 9.00 am on the second day after posting; or

10.3.5.	if sent by airmail, five days from the date of posting.

10.4.	For the purposes of this section, if deemed receipt under this section, is not within Business Hours, the notice is deemed to have been received when business next starts in the place of receipt.

10.5.	To prove delivery, it is sufficient to prove that:

10.5.1.	if sent by email, the notice was transmitted by email to the email address of the Party; or

10.5.2.	if sent by pre-paid first-class post or airmail, the envelope containing the notice was properly addressed and posted.

11.	FORCE MAJEURE

11.1.	Neither Party be liable to other for any failure to perform or delay in performance of its obligations hereunder (other than an obligation to pay monies) caused by any of the following to the extent beyond the reasonable control of the Party seeking to be excused from performance pursuant to this Section 11 for (i) act of God; (ii) outbreak of hostilities, riot, civil disturbance, acts of terrorism; (iii) the act of any government or Regulatory Authority (including but not limited to revocation or suspension of any license, consent or Marketing Authorisation – except where the reason for this is the fault of the Party seeking to invoke this Section 11); (iv) fire, explosion, flood, fog, or bad weather; (v) default of suppliers or sub-contractors; (vi) theft, malicious damage, strike, lock out, or industrial action of any kind; (vii) inability to obtain supplies of active ingredients, DS, raw materials or packaging (other than due to the cost thereof), or (viii) machinery breakdown provided the Party so affected shall give prompt notice to the other Party.

11.2.	The Party so affected by the circumstances in Section 11.1 shall exercise diligent Commercially Reasonable Efforts to mitigate the duration and extent of any such event, condition or circumstances, shall keep the other Party promptly informed as to all developments affecting or relevant to such force majeure, including but not limited to promptly notifying the other Party when the cause or causes preventing, restricting or interfering with its performance hereunder have been eliminated.

11.3.	If the failure or delay occasioned by force majeure subsists for more than one hundred twenty (120) days, either Party can terminate this Agreement immediately by notice in writing to the other Party, and, save in respect of any payment due with respect to periods prior to the termination date, neither Party shall have any liability to the other in respect of the termination of this Agreement as a result of an event of force majeure.

12.	VARIATION

12.1.	Any variation or amendment to the terms of this Agreement shall only be effective if made by way of a written amending agreement entered into between the Parties and signed by their authorised representatives.

13.	NO JOINT VENTURE OR PARTNERSHIP

13.1.	Nothing in this Agreement shall create a partnership or joint venture between the Parties and save as expressly provided in this Agreement neither Party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or obligate the other Party in any way.

14.	WAIVER

14.1.	No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

15.	REASONABLENESS

15.1.	The provisions of this Agreement are considered by the Parties hereto to be reasonable in all circumstances in particular given the scale of NORBROOK’s investment in the DP and accordingly it is hereby agreed that if any restriction herein contained shall be judged to be void as going beyond what is reasonable in all circumstances for the protection of NORBROOK’s interests but would be valid if part of or all of the wording were deleted or modified or the periods thereof reduced or the extent of the restriction reduced in scope the same restrictions shall apply with such deletions or modifications as shall be necessary to make them valid and effective.

16.	SEVERABILITY

16.1.	If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part- provision shall be deemed deleted. Any modification to or deletion of a provision or part- provision under this section shall not affect the validity and enforceability of the rest of this Agreement.

16.2.	If any provision or part-provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

17.	ENTIRE AGREEMENT

17.1.	This Agreement sets forth and shall constitute the entire Agreement between the Parties in respect of its subject matter and shall supersede any and all promises, representations, warranties or other statements whether written or oral made by or on behalf of one Party to the other of any nature whatsoever or contained in any leaflet brochure or other document given by one Party to the other concerning such subject matter.

17.2.	This Agreement hereby cancels all prior agreements between the Parties and also cancels and modifies all rights (if any) of either Party arising against the other by virtue of all or any of the said prior agreements.

17.3.	In the event of any inconsistency between the terms of this Agreement and the Quality and Technical Agreement the following order of precedence shall apply:

(1)	This Agreement;

(2)	The Quality and Technical Agreement.

18.	ASSIGNMENT AND OTHER DEALINGS

18.1.	Subject to the following sentence, neither Party shall assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement without the prior written consent of the other Party. However, either Party may assign all its rights and obligations under this Agreement without such consent to any company to which it transfers all or part of its assets or business, PROVIDED that the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement, or as collateral in connection with a bona fide debt financing transaction effectuated by such assignor.

19.	THIRD PARTY RIGHTS

19.1.	A person who is not a party to this Agreement shall not have any rights whether statutory or otherwise to enforce any term of this Agreement.

20.	AUTHORITY TO EXECUTE

20.1.	Each individual executing this Agreement on behalf of a Party represents and warrants that he or she has been fully empowered to execute this Agreement and that all necessary action to authorise the execution of this Agreement has been taken.

21.	COUNTERPARTS

21.1.	This Agreement may be executed in any number of counterparts, each of which when executed and dated shall constitute a duplicate original of this Agreement but all the counterparts shall together constitute one Agreement. The Agreement shall not be effective until each Party has executed and exchanged at least one such executed counterpart with the other which exchange may be by email (as a .pdf file attachment to the email).

22.	GOVERNING LAW AND JURISDICTION

22.1.	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of Northern Ireland.

22.2.	Each Party irrevocably agrees that the courts of Northern Ireland shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

This Agreement has been entered into on the date stated at the beginning of it.

SIGNED on behalf of NORBROOK LABORATORIES LIMITED

by its attorney MARTIN MURDOCK

under a power of attorney dated 26 July 2018:

/s/ Martin Murdock
Signature

SIGNED for and on behalf of IMMUCELL CORPORATION

By ELIZABETH L. WILLIAMS, its Vice President of Manufacturing Operations:

/s/ Elizabeth L. Williams
Signature